Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255511) pertaining to the 2016 Share Incentive Plan and 2021 Share Incentive Plan of Innoviz Technologies, Ltd. of our report dated March 30, 2022, with respect to the consolidated financial statements of Innoviz Technologies Ltd. included in this Annual Report (Form 20-F) of Innoviz Technologies Ltd. for the year ended December 31, 2021.

/S/ Kost Forer Gabbay & Kasierer
March 30, 2022	Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global